    As filed with the Securities and Exchange Commission on August 17, 2001

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              VAALCO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      76-0274813
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

4600 POST OAK PLACE, SUITE 309, HOUSTON, TEXAS              77027
   (Address of Principal Executive Offices)               (Zip Code)


                              VAALCO ENERGY, INC.
                           2001 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                             W. RUSSELL SCHEIRMAN
             4600 POST OAK PLACE, SUITE 309, HOUSTON, TEXAS 77027
                    (Name and address of agent for service)

                                (713) 623-0801
         (Telephone number, including area code, of agent for service)


                                   Copy to:
                             Haynes and Boone, LLP
                          1000 Louisiana, Suite 4300
                             Houston, Texas  77002
                          Attn:  George G. Young III
                                (713) 547-2081

                        CALCULATION OF REGISTRATION FEE
===============================================================================================================
             TITLE OF               AMOUNT              PROPOSED                  PROPOSED           AMOUNT OF
        SECURITIES TO BE             TO BE       MAXIMUM OFFERING PRICE      MAXIMUM AGGREGATE     REGISTRATION
           REGISTERED              REGISTERED         PER SHARE(2)           OFFERING PRICE(2)         FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, par value
   $0.10 per share (1)              4,000,000             $0.93                   $3,720,000           $930
---------------------------------------------------------------------------------------------------------------

  (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the VAALCO Energy, Inc. 2001 Stock Incentive Plan described herein.
  (2) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the offering price and registration fee is computed on the basis of the average of the bid and asked price on the OTC Electronic Bulletin Board on August 13, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *Information required by Part I of Form S-8 (Items 1 and 2) will be sent or given to our employees, officers and directors participating in the VAALCO Energy, Inc. 2001 Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by us with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     . Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

     . Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001; and

     . The description of the Company's Common Stock contained in the Company's
       Registration statement on Form 10 (Reg. No. 0-20928) as amended by a Form 8 filed by the Company with the Commission on January 7, 1993 and a Form 8 filed by the Company with the Commission on January 25, 1993, including any future amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION  OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware, pursuant to which the Company is incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification.

     Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or to purchase indemnity insurance on behalf of its directors and officers. Article VII of the Bylaws of the Company provide, in general, that the Company shall indemnify its officers and directors to the full extent permitted under Delaware law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

EXHIBIT
NUMBER  DESCRIPTION
------  -----------

 4.1*     Restated Certificate of Incorporation of VAALCO Energy, Inc.

 4.2*     Certificate of Amendment to Restated Certificate of Incorporation

 4.3*     Bylaws of VAALCO Energy, Inc.

 4.4*     Amendments to Bylaws

 4.5      Specimen Stock Certificate

 5.1      Opinion of Haynes and Boone, LLP

 15.1+    Letter re unaudited interim financial information

 23.1     Consent of Deloitte & Touche LLP

 23.2 Consent of Haynes and Boone, LLP (included in their opinion filed as Exhibit 5.1)

 23.3     Consent of Netherland Sewell & Associates, Inc.

 24.1 Power of Attorney (included on the signature page to this Registration Statement)

 99.1     2001 Stock Incentive Plan

------------------

* Incorporated by reference from the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission on July 15, 1998.
+ Not applicable

ITEM 9.   UNDERTAKINGS.

     (a) We hereby undertake that we will:

         (1) File, during any period in which we offer or sell securities, a post-effective amendment to this Registration Statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the
                 Securities Act;

            (ii) Reflect in the prospectus any facts or events which,
                 individually or together, represent a fundamental change in the information in the Registration Statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) Include any additional or changed material information on the plan of distribution;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed with the Securities sand Exchange Commission by us under the Exchange Act.

         (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions referred to in Item 6, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 17, 2001.

                                 VAALCO ENERGY, INC.
                                 (Registrant)


                                 By: /s/ Robert L. Gerry, III
                                     ---------------------------------
                                     Robert L. Gerry, III,
                                     Chairman of the Board and Chief
                                     Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Gerry, III and W. Russell Scheirman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                                         TITLE                                        DATE
            ---------                                         -----                                        ----
                                         Chairman of the Board
                                         and Chief Executive Officer
/s/ Robert L. Gerry, III                 (principal executive officer)                               August 17, 2001
---------------------------------
Robert L. Gerry, III

                                         President, Chief Financial Officer and Director
/s/ W. Russell Scheirman                 (principal financial and accounting officer)                August 17, 2001
---------------------------------
W. Russell Scheirman


/s/ Virgil A. Walston, Jr.               Vice Chairman of the Board                                  August 17, 2001
---------------------------------
Virgil A. Walston, Jr.


                                         Director                                                    August   , 2001
---------------------------------
Walter W. Grist


/s/ T. Michael Long                      Director                                                    August 17, 2001
---------------------------------
T. Michael Long


/s/ Arne R. Nielsen                      Director                                                    August 17, 2001
---------------------------------
Arne R. Nielsen



/s/ Lawrence C. Tucker                   Director                                                    August 17, 2001
---------------------------------
Lawrence C. Tucker

          Pursuant to the requirements of the Securities Act of 1933, VAALCO Energy, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on August 17, 2001.


                              VAALCO ENERGY, INC. 2001 STOCK
                              INCENTIVE PLAN



                              By: /s/ Robert L. Gerry, III
                                  ------------------------------------
                                  Robert L. Gerry, III, Chairman of the Board
                                  and Chief Executive Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER  DESCRIPTION
------  -----------

 4.1*     Restated Certificate of Incorporation of VAALCO Energy, Inc.

 4.2*     Certificate of Amendment to Restated Certificate of Incorporation

 4.3*     Bylaws of VAALCO Energy, Inc.

 4.4*     Amendments to Bylaws

 4.5      Specimen Stock Certificate

 5.1      Opinion of Haynes and Boone, LLP

15.1+     Letter re unaudited interim financial information

23.1      Consent of Deloitte & Touche LLP

23.2 Consent of Haynes and Boone, LLP (included in their opinion filed as Exhibit 5.1)

23.3      Consent of Netherland Sewell & Associates, Inc.

24.1 Power of Attorney (included on the signature page to this Registration Statement)

99.1      2001 Stock Incentive Plan

-----------------

* Incorporated by reference from the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission on July 15, 1998.
+  Not applicable